                                                                     EXHIBIT 21


                              NUEVO ENERGY COMPANY
                              --------------------



Subsidiaries of the Registrant
------------------------------


       NAME                                             State of Incorporation
       ----                                             ----------------------

       Rubicon Venture, Inc.                            Delaware

       Nuevo Congo Company                              Delaware

       The Congo Holding Company                        Texas

       Nuevo Financing I                                Delaware

       Nuevo Ghana, Inc.                                Delaware

       Nuevo International Inc.                         Delaware

       Nuevo Congo Ltd.                                 Cayman Islands

       Nuevo International Holdings Ltd.                Cayman Islands

       Nuevo Tunisia Ltd.                               Cayman Islands

       Pacific Interstate Offshore Company              California